UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 27, 2009
ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700

(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300
Plano, Texas	75075-7840

(Address of Principal Executive Offices)	(Zip Code)
(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
First Amendment to Warrant to Purchase Common Stock
     On February 27, 2009, ViewCast.com, Inc. (the “Company”) entered into the First Amendment to Warrant to Purchase Common Stock (the “Amendment”) by and between the Company and the Ardinger Family Partnership, Ltd., a Texas limited partnership (the “Ardinger Family Partnership”). The Amendment amends the Warrant to Purchase Common Stock, dated December 11, 2006, issued by the Company to the Ardinger Family Partnership (the “Warrant”). The general partner of the Ardinger Family Partnership is H.T. Ardinger, Jr., former Chairman of the Board of the Company and the Company’s largest stockholder.
     Pursuant to the Amendment, the Company agreed to reduce the per share Warrant exercise price to the average closing price for the five consecutive trading days ending on February 27, 2009 on the Over-The-Counter Bulletin Board in exchange for the Ardinger Family Partnership agreeing to exercise the Warrant on or prior to March 5, 2009. The reduced exercise price was $0.376. A copy of the Amendment is attached as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.
Asset Purchase Agreement
     On March 5, 2009, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between the Company and Ancept Media Server, LLC, a Minnesota limited liability company (“Ancept”), pursuant to which the Company has agreed to acquire certain assets related to the development and licensing of software products that provide the management of the life cycle phases of digital media (the “Ancept Assets”). Upon the terms and subject to the conditions of the Purchase Agreement, as consideration for the Ancept Assets, the Company has agreed to (i) pay to Ancept’s lender $1,000,000 in cash, (ii) pay to Ancept $170,000 in cash, less any holdback amount based on the difference in collected accounts receivables and deferred revenue, (iii) issue to Ancept $400,000 in Company common stock and (iv) assume specified liabilities related to the Ancept Assets. The number of shares of Company common stock to be issued to Ancept at the Closing will be the next higher whole number of shares determined by dividing $400,000 by a value per share based on the weighted average closing price of the Company’s common stock for the ten trading days immediately prior to the Closing. In addition, in the event that the Company enters into certain key contracts with either International Business Machines Corp. or Cisco Systems, Inc. to redistribute or resell in volume certain Ancept products by the second anniversary of the closing of the transaction (the “Closing”), the Company would be required to issue $100,000 of additional shares of the Company’s common stock to Ancept, with a value per share based on the weighted average closing price of the Company’s common stock for the ten trading days immediately prior to finalizing such agreement. Further, Ancept will be eligible to receive an earn-out amount equal to 5% of the Company’s net revenue relating solely to certain business related to the Ancept Assets that is in excess of $2,000,000 for each of the two years following the Closing.
     The Purchase Agreement includes customary representations, warranties and covenants, as well as covenants requiring Ancept not to solicit certain employees of the Company or to compete with the Company in certain products or services related to the digital media business for a period of three years following the Closing. Subject to certain limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants.

     In connection with the transaction, the Company has agreed to offer employment to approximately 13 of Ancept’s employees and consultants.
     Consummation of the transaction is subject to the satisfaction of customary closing conditions, including, among other matters (i) execution and delivery of specified ancillary documents, (ii) accuracy of the representations and warranties and compliance with the covenants set forth in the Purchase Agreement, each in all material respects, (iii) absence of any material adverse effect on Ancept’s business and (iv) acceptance of employment with the Company by certain of Ancept’s employees and consultants. The Purchase Agreement may be terminated by mutual agreement of the parties. In addition, either party may terminate the Purchase Agreement, subject to certain exceptions, in the event the other party has failed to satisfy certain conditions, or if satisfaction of any such condition is or becomes impossible, in each case as of March 13, 2009, or if the Closing has not occurred by March 13, 2009.
Item 3.02 Unregistered Sales of Equity Securities.
     As set forth under Item 1.01 of this report on Form 8-K (and as incorporated by reference under this Item 3.02), the Company issued the Warrant to the Ardinger Family Partnership on December 11, 2006 to purchase up to 2,500,000 shares of Company common stock. On February 27, 2009, the Company and the Ardinger Family Partnership entered into the Amendment whereby the Company agreed to reduce the per share Warrant exercise price to the average closing price for the five consecutive trading days ending on February 27, 2009 on the Over-The-Counter Bulletin Board and the Ardinger Family Partnership agreed to exercise the Warrant on or prior to March 5, 2009. The new exercise price was $0.376. On March 5, 2009, the Ardinger Family Partnership exercised the Warrant. The Ardinger Family Partnership paid $940,000 for 2,500,000 shares of Company common stock.
     The Company relied on the exemption from federal registration under Rule 506 promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), since the Ardinger Family Partnership is an “accredited investor” as defined under Rule 501 promulgated pursuant to the Securities Act.
     As set forth under Item 1.01 of this report on Form 8-K (and as incorporated by reference under this Item 3.02), in connection with the acquisition of the Ancept Assets, the Company shall issue $400,000 of Company common stock to Ancept at the Closing. In addition, in the event that the Company enters into certain key contracts by the second anniversary of the Closing, the Company would be required to issue $100,000 of additional shares of the Company’s common stock to Ancept, with a value per share as set forth under Item 1.01. The transfer of the common stock to Ancept will be made in reliance upon the exemption from federal registration under Rule 506 promulgated under the Securities Act, since Ancept is an “accredited investor” as defined under Rule 501 promulgated pursuant to the Securities Act.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	First Amendment to Warrant to Purchase Common Stock by and between ViewCast.com, Inc. and Ancept Media Server, LLC, dated February 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.
Date: March 5, 2009	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Warrant to Purchase Common Stock by and between ViewCast.com, Inc. and Ancept Media Server, LLC, dated February 27, 2009.